EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

We hereby certify that this Annual Report on Form 10-K for the annual period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof, to the best of our knowledge, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Allied Waste Industries, Inc.

ALLIED WASTE INDUSTRIES, INC.
By:	/s/ CHARLES H. COTROS
Charles H. Cotros Chairman of the Board of Directors and Chief Executive Officer

ALLIED WASTE INDUSTRIES, INC.
By:	/s/ PETER S. HATHAWAY
Peter S. Hathaway Executive Vice President and Chief Financial Officer

Date: February 15, 2005